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                                                                    Exhibit 99.1

[GRAPHIC OMITTED] neoware


PRESS RELEASE
FOR IMMEDIATE RELEASE

       Neoware to Enter Professional Services Business via New Subsidiary

          Neoware Technology Group, Inc. to Acquire ACTIV-e Solutions,
          ------------------------------------------------------------
            Provide Professional Services for Server-Based Computing
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         KING OF PRUSSIA, PA - November 28, 2001 - Neoware Systems (NASDAQ:
NWRE) today announced that it intends to expand its product portfolio by providing high-margin professional services and complete solutions for customers seeking to deploy server-based computing systems. To aggressively implement this new strategy, Neoware has entered into an agreement to purchase the business of ACTIV-e Solutions and operate it through a newly-formed subsidiary called Neoware Technology Group, Inc.

         Founded in 1986 and headquartered in Plymouth Meeting, Pennsylvania, ACTIV-e Solutions is a full-service IT consulting company, which helps organizations use IT more effectively by providing a wide range of technology-based solutions. Focused on its core competencies - server-based computing, managed services, professional services, and training - ACTIV-e provides technical consulting to improve client productivity. Along with being the sole Citrix Platinum Partner and the number one Citrix reseller in Pennsylvania during 2000 and 2001, ACTIV-e is a Citrix Authorized Learning Center (CALC) in Pennsylvania and Delaware.

         Neoware Technology Group intends to leverage Neoware's existing thin client appliance products with services, training, and solutions to create an organization with a full portfolio of products and services for companies seeking to implement complete server-based computing solutions. By adding IT consulting to the Company's existing thin client products, Neoware will continue to focus on its core competencies, while expanding its revenue stream to provide new, high-margin services and complete solutions.

         For the 12 months ended September 30, 2001, ACTIV-e generated revenues of $6,347,000, compared to Neoware's revenues of $18,886,000 for the same period. Neoware expects the new business it is acquiring to contribute to profitability immediately following the acquisition.


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         ACTIV-e's shareholders will receive up to 754,717 shares of newly-issued Neoware common stock, plus $75,000 in cash, in exchange for the assets and certain liabilities of the company, including debt of approximately $1 million which Neoware intends to pay off. Subject to the satisfaction of certain closing conditions, the acquisition is expected to close on or around December 5, 2001.

         Anthony DePaul, Chairman and CEO of ACTIV-e Solutions, will join Neoware as Executive Vice President, responsible for sales, marketing, and business development, and will focus on expanding Neoware Technology Group through organic growth and additional acquisitions. Mr. DePaul will report to Michael Kantrowitz, Neoware's President and CEO. Darryl King, ACTIV-e's Vice President of Sales, will join Neoware as Vice President and General Manager of Neoware Technology Group, PA, responsible for delivery of IT services and solutions in the greater Philadelphia area, reporting to Mr. DePaul. Approximately two dozen people are expected to join Neoware Technology Group immediately following the acquisition to provide a seamless transition for customers.

         "This acquisition makes a world of sense for both companies and for our joint customers," stated Anthony DePaul, who will join Neoware as Executive Vice President following the acquisition. "ACTIV-e provides Neoware with significant experience and expertise in IT consulting and enables Neoware to offer a much broader range of solutions to its customers. With innovative technology, first class customer service and exceptional products and services, Neoware is demonstrating its commitment to deliver complete, server-based computing solutions. We are convinced that this approach offers our customers a truly effective way to achieve the broadest application access while solving traditional issues of computing cost and complexity. I look forward to helping build Neoware's leadership position in this dynamic and growing market."

         "This is a strategic move for Neoware because we're expanding our business into a much larger market while staying focused on our core strengths," stated Michael Kantrowitz, Neoware's president and CEO. "Neoware is now the fastest growing provider of thin client solutions, and we've built our business significantly over the past year. While our existing market is an excellent one, it only represents approximately 15% of the total server-based computing market. By creating Neoware Technology Group and acquiring the business of ACTIV-e, we're leveraging the Company's strengths and talents to grow revenues and profits even faster by providing high-margin services and solutions for the other 85% of the server-based computing market."


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About Neoware
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         Neoware provides software, services and solutions to enable Appliance
Computing, a new Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at info@neoware.com. Neoware is based in King of Prussia, PA.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition of the ACTIV-e business, Neoware's continued focus on its core business while it expands its business to provide high margin services and complete solutions, the anticipated profitability of the acquired business, increased market share, broader product offerings, the addition of knowledgeable employees, the growth of the server-based computing market, the growth of Neoware's revenues and profits, and enhancement of Neoware's leadership position. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include Neoware's ability to consummate the acquisition and successfully integrate the ACTIV-e business, Neoware's timely development and customers' acceptance of Neoware's appliance computing products, pricing pressures, rapid technological changes in the industry, growth of the server-based computing market, increased competition, our ability to attract and retain qualified personnel, including the former ACTIV-e employees, adverse changes in general economic conditions, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.

Neoware is a registered trademark of Neoware Systems Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


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NEOWARE CONTACT:

Vince Dolan
Neoware Systems, Inc.
610-277-8300 Ext. 101
vince.dolan@neoware.com

ACTIV-E CONTACT:

Tony DePaul
ACTIV-e Solutions
888-621-5494 Ext. 3004
tdepaul@activ-e.com